Exhibit 5.1
2000 Market Street 20th Floor Philadelphia, PA 19103-3222 Tel (215) 299-2000 Fax (215) 299-2150 www.foxrothschild.com

June 21, 2021

General Cannabis Corp

6565 E. Evans Avenue

Denver, Colorado 80224

Ladies and Gentlemen:

We have acted as counsel to General Cannabis Corp, a Colorado corporation (the “Company”), in connection with the filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (as amended, the “Registration Statement”) with the United States Securities and Exchange Commission.  The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Registration Statement, including the Prospectus (as it may be supplemented from time to time), relates to the resale by certain selling stockholders, as described in the Registration Statement, of up to an aggregate of 32,917,010 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including (i) up to 16,458,667 shares of Common Stock (the “Selling Stockholder Shares” and each, a “Selling Stockholder Share”), (ii) up to 16,383,343 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain outstanding warrants to purchase shares of Common Stock (“Warrants”), and (iii) up to 75,000 shares of Common Stock (the “Option Shares”) issuable upon exercise of certain outstanding options to purchase shares of Common Stock (“Options”).

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

i.	the Company’s Articles of Incorporation, as amended, and Bylaws;
ii.	the Registration Statement and Prospectus;
iii.	such other documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such other records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all documents and records reviewed by us.

For purposes of this opinion letter, we have assumed that (i) at the time of offer and sale of any Common Stock, the Registration Statement will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) all Common Stock will be sold in compliance with applicable laws and in the manner stated in the Registration Statement and any required post-effective amendment thereto and the Prospectus and any applicable supplement thereto; and (iii) the

June 21, 2021

Warrant Shares and the Option Shares will be delivered against payment of valid consideration therefor, and in accordance with the terms of the applicable corporate action authorizing such sale and any applicable Warrant, Option or similar agreement and as contemplated by the Registration Statement, the Prospectus and/or an applicable supplement to the Prospectus.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that: (i) the Selling Stockholder Shares are validly issued, fully paid and non-assessable, (ii) the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) the Options constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) upon the valid exercise of the Warrants and Options in accordance with their terms, the Warrant Shares and Option Shares issued will be validly issued, fully paid and non-assessable.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion that any document is legal, valid and binding is qualified as to and we give no opinion with respect to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution, which may be limited by applicable law or equitable principles; (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law; and (iv) any provisions relating to the choice of forums for resolving disputes.

This opinion is limited to the Colorado Business Corporation Act of the State of Colorado (including the statutory provisions, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting the foregoing) and, with respect to the Warrants, the laws of the State of New York, and is based on these laws as in effect on the date hereof, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Selling Stockholder Shares, Warrants, Warrant Shares, Options or Option Shares. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP